EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report relating to the consolidated financial statements of Accelerate Diagnostics, Inc. dated March 19, 2013, appearing in the Annual Report on Form 10-K of Accelerate Diagnostics, Inc. for the year ended December 31, 2013 and to the reference to us under the heading “Experts” in the Prospectus.

Denver, Colorado

April 7, 2014

/s/ Comiskey & Company

PROFESSIONAL CORPORATION